UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2008

RAM Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-32864	Not Applicable
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

RAM Re House
46 Reid Street
Hamilton HM 12 Bermuda
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 296-6501

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Moody’s Review

Moody’s Investors Service (“Moody’s”) announced on February 1, 2008 that it had placed the Aa3 insurance financial strength rating of RAM Reinsurance Company Ltd. (“RAM Re”), the operating subsidiary of RAM Holdings Ltd. (“RAM Holdings” and, collectively with RAM Re, “RAM”), on review for possible downgrade. In the same rating action, Moody’s also placed the ratings on the preference shares issued by RAM Holdings (preference shares at Baa1), and a contingent capital facility, on review for possible downgrade. Moody’s stated that its rating actions reflect Moody's revised expected loss projections for residential mortgage-backed securities (“RMBS”) and related collateralized debt obligation (“CDO”) risk, and the corresponding implications for RAM Re's capital adequacy.

Moody’s stated that during the review process, it will evaluate the impact of mortgage related exposures on RAM Re’s risk adjusted capital adequacy and the company’s future business prospects due to possible reduced business flow from its primary financial guaranty clients. Moody’s also noted that RAM Re has grown its portfolio substantially in the first nine months of 2007, placing additional pressure on its capital adequacy. As part of this analysis, Moody’s stated that it will consider the extent to which triggers, covenants or other contractual provisions could present risk to RAM Re, as well as the mitigants to such risks. Moody’s stated that it expects to conclude its review during the month of February.

RAM’s Response to Moody’s Review

RAM is pursuing a number of alternatives to improve its capital position, including obtaining reinsurance for selected policies and slowing its growth. RAM does not intend to raise new capital at the present time due to current market conditions.

RAM's strategy remains subject to change, and there can be no assurance that RAM will be successful in improving its capital position or in restoring its ratings in the event of a downgrade. In the event that RAM Re’s rating is downgraded by Moody’s, RAM cannot provide assurance as to the level of downgrade, which will depend on Moody’s assessment of RAM’s business prospects as well as its capital requirements and other factors. See “Risk Factors,” below.

Certain Potential Consequences of any Downgrade of RAM Re’s Insurance Financial Strength Rating by Moody’s

The following disclosure describes certain of RAM Re’s contract provisions and other considerations that may be relevant if Moody’s were to downgrade the insurance financial strength rating of RAM Re below Aa3.

Treaties with Primary Financial Guaranty Insurers

Under RAM Re’s treaty contracts with its customers, the primary financial guaranty insurers, the downgrade of RAM Re’s Moody’s rating below Aa3 would generally allow RAM Re’s customers, after a cure period, to increase the ceding commission, which is the commission paid to a primary insurer by a reinsurer based on the amount of the premiums ceded, as stipulated in the treaties, or terminate the treaties and either leave their existing business with RAM Re or recapture it.

RAM Re’s treaty contracts allow a cure period, generally between 30 to 90 days, in which RAM Re may restore its Moody’s ratings to Aa3 or restore the reinsurance credit received by the primaries to the level associated with RAM Re’s Aa3 rating (which is 85% credit if the primary is rated Aaa) by providing additional collateral. RAM Re has the option to provide additional collateral by increasing the amounts in the trust accounts it has established for the benefit of each customer in order for them to receive statutory credit for its reinsurance. For more information regarding the amounts held in trust, see “Note 3 -- Pledged Assets” to the audited consolidated financial statements in RAM’s Annual Report on Form 10-K for the year ended December 31, 2006 and “Liquidity and Capital Resources – Investment Portfolio” in RAM’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

The extent of the potential ceding commission increase varies by treaty contract but is generally intended to compensate the primaries for the proportionate decrease in rating agency capital credit received by them for RAM Re’s reinsurance, although in some cases the increase is subject to negotiation with the primary. The capital credit RAM’s Aaa rated customers receive from Moody’s would be reduced from 85% for an Aa3 rating to an amount less than 80% to be determined by Moody’s. Any ceding commission increase would apply to RAM’s unearned premium reserves as well as future ceded premiums if RAM Re’s customers elect not to terminate the treaty contracts.

If RAM Re is unable or chooses not to restore its Moody’s rating or restore the rating agency credit within the cure period, RAM Re’s customers have the right to terminate RAM Re’s treaties on either a “run-off” or a “cut-off” basis. A termination on a “run-off” basis means that RAM Re would remain liable for, and would continue to earn premiums with respect to, the policies already reinsured by RAM Re but would not be ceded any additional policies after the date of termination. A termination on a “cutoff” basis means that the primary would recapture, and RAM would be released from liability for, policies reinsured with RAM Re. To the extent policies are recaptured, RAM must forfeit to the primary an amount determined by formula under each treaty contract which generally consists of RAM’s allocated share of the statutory unearned premium, net of the ceding commission paid by RAM to the primary (subject to a penalty amount in some cases), and case basis loss reserves established with respect to the policies ceded, as applicable.

None of the primaries has the right to “cherry-pick” the policies recaptured, meaning that a primary generally must elect to either recapture all or none of the policies under the treaty contract, subject in certain cases to exceptions where a primary would exceed its single risk limits for a particular issue. However, certain of the primaries may be able to select specific years of business to recapture.

The above description of the rights of the primaries would also generally apply to the master facultative contract between RAM Re and each of the primaries under which RAM Re reinsures policies on a facultative basis, except that those contracts generally do not provide for ceding commission increases upon a downgrade of RAM Re.

Blue Water Trust Soft Capital Facility

Moody’s rating action includes reviewing for possible downgrade the A2 rated auction market perpetual preferred securities issued by Blue Water Trust, a $50.0 million “soft capital” facility available to RAM Re. Pursuant to the facility, RAM Re has been granted the right to exercise perpetual put options in respect of its Class B preference shares against the counterparty to the option agreement in return for which it pays the counterparty a floating put option fee. The counterparty is a trust established by Lehman Brothers Inc. The trust was created as a vehicle for providing capital support to RAM Re by allowing it to obtain, at its discretion and following the procedures of the option agreement, access to capital through the exercise of the put option and the subsequent purchase by the trust of the Class B RAM Re preference shares. To fund the purchase of preference shares upon exercise of the put option by RAM Re, the trust issued $50.0 million of its own auction market perpetual preferred securities which are currently rated A+ by Standard & Poor’s (“S&P”) and A2 by Moody’s. The proceeds of this issuance are held by the trust in certain high-quality, short-term commercial paper investments. A downgrade of the trust’s auction market perpetual preferred securities would increase the maximum rate paid by the trust on these securities from LIBOR plus 200 to LIBOR plus 300, and RAM Re’s put option fee (calculated as the rate paid on the auction market perpetual preferred securities less the stated yield on the commercial paper held by the trust during the relevant period after deducting certain expenses of the trust) would be increased correspondingly.

Other Contracts

Apart from notice requirements, there are no ratings downgrade triggers in any RAM Holdings or RAM Re contracts except as described above. Notwithstanding the foregoing, the lowered rating from Moody’s could negatively affect RAM’s ability to negotiate contracts in the future, including renewals and extensions of existing contracts.

S&P Review

S&P is currently in the process of reviewing RAM Re’s AAA rating.

Any downgrade of RAM Re’s financial enhancement rating by Moody’s or S&P could have a material adverse effect on RAM’s business, financial condition and results of operations. Please see the Risk Factors below, as well as the Risk Factors in RAM’s Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the third quarter ended September 30, 2007, for additional discussion of the consequences of a downgrade on RAM’s business and prospects.

Forward-Looking Statements

This report contains statements that may be considered "forward-looking statements." These statements are based on current expectations and the current views of the economic and operating environment and are not guarantees of future performance. A number of risks and uncertainties, including economic competitive conditions, could cause actual results to differ materially from those projected in forward-looking statements. RAM’s actual results could differ materially from those expressed or implied in the forward-looking statements. Among the risks and uncertainties are (i) any further Moody’s ratings assessments of RAM and its customers; (ii) the outcome of S&P’s ratings assessment of RAM and its customers; (iii) RAM’s ability to successfully address any rating agency capital requirements within the applicable timeframes; (iv) a downgrade in financial strength ratings of RAM Re by S&P or, in the event RAM Re is downgraded below Aa3 by Moody’s, a further downgrade by Moody's; (v) higher risk of loss due to deterioration in the credit markets resulting from poor performance of residential mortgage loans; (vi) new competitors entering the market for financial guaranty reinsurance; (vii) changes in general economic conditions, including inflation, foreign currency exchange rates, interest rates and other factors; (viii) decreased demand for financial guaranty insurance or RAM Re’s reinsurance products; (ix) the loss of significant customers with whom RAM Re has a concentration of its reinsurance in force; (x) legislative and regulatory developments; (xi) changes in regulation or tax laws applicable to RAM or its customers; (xii) more severe losses or more frequent losses associated with RAM Re’s products; (xiii) losses on credit derivatives; (xiv) changes in RAM’s accounting policies and procedures that impact RAM's reported financial results; and (xv) other risks and uncertainties that have not been identified at this time. RAM undertakes no obligation to revise or update any forward-looking statement to reflect changes in conditions, events, or expectations, except as required by law.

Risk Factors

RAM has revised certain risk factors it previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2006 and updated in its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2007 and September 30, 2007. The updated risk factors are listed below. References in the risk factors to “RAM” are to RAM Holdings Ltd. and RAM Reinsurance Company Ltd. References to “we,” “our” and “us” are to RAM Reinsurance Company Ltd. or RAM Holdings Ltd., as the context requires. References to “RAM Re” are to RAM Reinsurance Company Ltd.

An adverse rating action concerning RAM Re’s ratings could have a material adverse effect on our ability to compete in the financial guaranty reinsurance industry and could significantly decrease the value of the reinsurance we provide.

          RAM Re currently has a financial strength rating of “AAA” by S&P, with a negative outlook, and a financial strength rating of “Aa3” by Moody’s, which, as discussed above, is on review for downgrade. A downgrade of either of these ratings or a decrease in the credit given for our reinsurance to the primaries that we reinsure would negatively affect the value of our reinsurance. For example, under S&P’s current guidelines for assigning credit to reinsurance, if RAM Re’s rating were downgraded from “AAA” to “AA,” the credit received by our AAA rated customers for our reinsurance would be decreased from 100% to 70%. If RAM Re’s ratings by Moody’s were downgraded below Aa3, the amount of credit for reinsurance would be reduced from 85% to an amount less than 80% to be determined by Moody’s. In addition to potential negative effects on future business, a downgrade of the ratings assigned to RAM Re by either rating agency could harm our competitive position in the reinsurance industry.

          As discussed in more detail above under “Certain Potential Consequences of any Downgrade of RAM Re’s Insurance Financial Strength Rating by Moody’s”, under RAM Re’s treaty contracts with its customers, the primary financial guaranty insurers, the downgrade of RAM Re’s ratings would generally allow RAM Re’s customers, after a cure period, to increase the ceding commission, which is the commission paid to a primary insurer by a reinsurer based on the amount of the premiums ceded, or terminate the contract and either leave their existing business with RAM Re or recapture it.

          A downgrade of RAM Re’s ratings, the placing of RAM Re’s ratings on negative credit watch or under review for a ratings downgrade, or a decrease in the credit given for our reinsurance to the primaries could also negatively affect our ability to negotiate favorable terms with primary insurers in the future. Any downgrade in RAM Re’s financial strength rating, or the placement of RAM Re’s financial strength rating on negative credit watch, could have a material adverse effect on our business, financial condition and results of operations. In addition, a decrease in the credit given for our reinsurance by either rating agency would negatively affect pricing under our existing and future contracts, which in turn could have a material adverse effect on our business, financial condition and results of operations. Financial strength ratings do not refer to RAM Re’s ability to meet non-reinsurance obligations and are not a “market rating” or a recommendation to buy, hold or sell any security. We cannot assure you that any of RAM Re’s current financial strength ratings will remain in effect for any given period of time or that a rating will not be downgraded by a rating agency.

An inability to access capital could result in a downgrade of RAM Re’s ratings, adversely affect liquidity and impact RAM Re’s ability to write new business

          Our capital requirements depend on many factors, including our ability to write new business successfully, our ability to establish reserves at levels sufficient to cover losses, requirements to pay claims, and changes in capital charges imposed by the rating agencies due to downgrades of underlying obligations or changes in methodology. We are currently in a capital constrained position for our current ratings, on review for downgrade by Moody’s and under review by S&P. Although we may, to the extent that capacity is available, negotiate with our customers to re-assume policies, or establish retrocessional facilities and other soft capital facilities (which could include lines of credit, credit swap facilities and similar capital support mechanisms) with providers with ratings comparable to our own, no assurance can be given that any primary would re-assume policies or that such retrocessional or soft capital facilities can be established, or if established, that one or more of the rating agencies will not downgrade or withdraw the financial strength ratings of such providers in the future. In addition, no assurance can be given that a replacement provider on any facility we establish would be available. Further, any capital raising in the form of reinsurance, or other risk transfer transactions of the existing portfolio, will have a dilutive effect on our future earnings. To the extent that our existing capital is insufficient to fund future operating requirements and/or cover losses and/or maintain our current ratings, we may need to raise additional funds through financings, curtail our growth and reduce our risk exposure portfolio or undergo downgrades and potential recapture of our insured portfolio. In the current market, we believe we will not be able to access additional debt financing on acceptable terms or at all. In the case of equity financing in the current market, substantial dilution to our shareholders would result, and the securities issued may have rights, preferences and privileges that are senior to those of our outstanding common shares. If our need for capital arises because of significant losses or expected losses, the occurrence or expectation of these losses may make it more difficult for us to raise the necessary capital. Our failure to obtain the necessary capital on favorable terms or at all would adversely affect our business, ratings, operating results and financial condition.

Changes in the rating agencies’ capital models and rating methodology with respect to financial guarantee insurers may adversely affect our business, results of operations and financial condition

          The rating agencies have recently made changes to their capital models and rating methodology in response to the deterioration in the performance of certain securities. These changes require RAM to hold more capital against specified credit risks in our insured portfolio and have placed stress on our ratings and require us to strengthen our capital position. The rating agencies may continue to make changes to their capital models and rating methodology in the future, which could result in further increases to capital requirements and may adversely affect our business, results of operations and financial condition.

Recent adverse developments in the credit markets and any potential negative impact on RAM’s insured portfolio may materially and adversely affect our financial condition, results of operations and future business

          RAM is exposed to credit risks in its portfolio that may arise from deterioration in the credit markets, wherein such deterioration in credit performance could lead to potential erosion in the quality of assets and also the collection of cash flows from such assets within structured finance securities that it has guaranteed. While we believe the primaries have sought to underwrite direct residential mortgage-backed securities (“RMBS”), structured pools of commercial mortgage-backed securities (“CMBS”) and collateralized debt obligations (“CDOs”) of asset-backed securities (“ABS”) with levels of subordination and other credit enhancements designed to protect them from loss in the event of poor performance on the underlying assets collateralizing the securities in the insured portfolio, the primaries have begun to report substantial unrealized losses on credit derivatives related to these products and case basis loss reserves with respect to RMBS. No assurance can be given that such credit enhancements will prove to be adequate to protect the primaries and us from incurring additional material losses in view of the current significantly higher rates of delinquency, foreclosure and loss being observed among residential homeowners. Performance of these structured finance transactions can be adversely affected by general economic conditions, including recession, rising unemployment rates, declining house prices and unavailability of consumer credit; mortgage product attributes, such as interest rate adjustments and balloon payment obligations; financial difficulty experienced by mortgage servicers; and, particularly in the case of CDOs of ABS, transaction-specific factors such as the lack of control of the underlying collateral security which can result in a senior creditor determining to liquidate underlying assets to the disadvantage of mezzanine and subordinated creditors and disputes between creditors with respect to the interpretation of legal documents governing the particular transaction. The extent and duration of any future continued deterioration of the credit markets is unknown, as is the impact, if any, on potential claim payments and ultimate losses of the securities within RAM’s insurance and investment portfolios. In addition, there can be no assurance that any of the governmental or private sector initiatives designed to address such credit deterioration in the markets will be implemented, and there is no way to know the effect that any such initiatives could have on the credit performance over time of the actual securities that RAM Re reinsures.

          In addition, we rely on the primary insurers for remediation of problem credits, and there can be no assurance that the primaries would be successful, or that they would not be delayed, in enforcing the subordination provisions, credit enhancements or other contractual provisions of the RMBS, CMBS and CDOs of ABS in our portfolio in the event of litigation or the bankruptcy of other parties to the transaction. Many of the subordination provisions, credit enhancements and other contractual provisions of the RMBS, CMBS and CDOs of ABS in our portfolio are untested in the market and, therefore, it is uncertain how such subordination provisions, credit enhancements and other contractual provisions will be interpreted in the event of an action for enforcement.

          Individual credits in RAM’s insured portfolio (including potential new credits) are assessed a rating agency “capital charge” based on a variety of factors, including the nature of the credits, their underlying ratings, their tenor and their expected and actual performance. In the event of an actual or perceived deterioration in creditworthiness, a reduction in the underlying rating or a change in the rating agency capital methodology, RAM may be required to hold more of its capital in reserve against credits in its insured portfolio, regardless of whether losses actually occur, or against potential new business. Moody’s and S&P have recently announced the downgrade of, or other negative ratings actions with respect to, a large number of structured finance transactions, including certain transactions that RAM Re reinsures. There can be no assurance that additional securities in RAM’s insured portfolio will not be reviewed and downgraded in the future. Moreover, we do not know what portion of the securities in RAM’s insured portfolio already have been reviewed by the rating agencies and if, and when, the rating agencies might review additional securities in RAM’s insured portfolio or review again securities that have already been reviewed and/or downgraded. Downgrades of credits that RAM Re reinsures will result in higher capital charges to RAM Re under the relevant rating agency model or models. Significant reductions in underlying ratings of credits in RAM’s insured portfolio can produce significant increases in assessed “capital charges.” There can be no assurance that RAM’s capital position will be adequate to meet such increased reserve requirements or that RAM will be able to secure additional capital, especially at a time of actual or perceived deterioration in creditworthiness of new or existing credits. Unless RAM is able to increase its amount of available capital, an increase in capital charges could reduce the amount of capital available to pay claims and support RAM’s ratings from S&P and Moody’s.

We are subject to credit risk throughout our businesses, including large single risks, and correlated risks

          We are exposed to the risk that issuers of debt which we have reinsured (or with respect to which we have reinsured credit derivatives) and issuers of debt which we hold in our investment portfolio may default in their financial obligations, whether as the result of insolvency, lack of liquidity, operational failure or other reasons. These credit risks could cause increased losses and loss reserves and mark-to-market losses with respect to credit derivatives in our financial guarantee business; we could be required by the rating agencies to hold additional capital against insured exposures whether or not downgraded by the rating agencies; and we could experience losses and decreases in the value of our investment portfolio and, therefore, our financial strength. Such credit risks may be in the form of large single risk exposures to particular issuers, or counterparties; losses caused by catastrophic events (including terrorist acts and natural disasters); or losses in respect of different, but correlated, credit exposures.

Loss reserve estimates are subject to uncertainties and loss reserves may not be adequate to cover potential paid claims

          Our results of operations and financial condition depend upon our ability to assess accurately and manage the potential losses associated with the risks that we reinsure. There is a diversity of practice within the financial guaranty industry in loss reserving practices and setting our loss reserves involves significant reliance on estimates of the likelihood, magnitude and timing of anticipated losses from our primary insurers. We establish both case basis and unallocated reserves for losses. We establish case basis reserves when we determine a default has occurred or there is a high probability of a default. We also maintain unallocated reserves to reflect our estimate of general deterioration in our insured credits. While we use the most current information available and our best judgment in setting reserve estimates, this is an inherently uncertain process. Accordingly, actual claims and claim expenses paid will deviate from the reserve estimates reflected in our consolidated financial statements, and such deviations could be material. If our loss reserves at any time are determined to be inadequate, we will be required to increase loss reserves at the time of such determination. This could significantly adversely impact our financial results.

          In estimating our loss reserves, we rely substantially on reports from the primaries of ceded case reserves and performance of the underlying obligations. Each of the primaries employs various methodologies in determining its loss reserves and the case basis loss reserves ceded to us. The financial guarantees issued by the primaries insure the financial performance of the obligations guaranteed over an extended period of time, in some cases over 30 years, under policies that the primaries have, in most circumstances, no right to cancel. As a result of the lack of statistical paid loss data due to the low level of paid claims in their respective businesses and in the financial guarantee industry in general, particularly, until recently, in the structured finance asset-backed area, the primaries do not use traditional actuarial approaches to determine their loss reserves. There can be no assurance that the future loss projections based on the models used by the primaries or our own internal models are accurate. Credit risk modeling contains uncertainty over ultimate outcomes which make it difficult to estimate potential paid claims and loss reserves.

          The securities RAM Re reinsures include highly complex structured finance transactions, the performance of which depends on a wide variety of factors outside of our control, and in such transactions we rely on the assessments of the primaries, using their internal financial models, to estimate future credit performance of the underlying assets, and to evaluate structures, rights and our potential obligations over time. For example, the modeling of multi-sector CDOs requires analysis of both direct ABS as well as CDO collateral within the multi-sector CDOs, known as “inner securitizations.” The primaries may not have access to all the detailed information necessary to project every component of each inner securitization and we generally do not have access to this information. Moreover, the performance of the securities RAM Re reinsures depends on a wide variety of factors which are outside our control, including the liquidity and performance of the collateral underlying such securities, the correlation of assets within collateral pools, the performance or non-performance of other transaction participants (including third-party servicers) and the exercise of control or other rights held by other transaction participants.

Our net income may be volatile because a portion of the credit risk we assume is in the form of credit derivatives that are accounted for under Statement of Financial Accounting Standards No. 133, or FAS 133, which requires that these instruments be revalued quarterly.

          Credit derivatives are classified as derivatives under FAS 133. Derivatives must be accounted for either as assets or liabilities on the balance sheet and measured at fair market value. Any event causing credit spreads (that is, the difference in interest rates between comparable securities having different credit risk) on an underlying security referenced in a credit derivative in our portfolio either to widen or to tighten may affect the fair value of the credit derivative and may increase the volatility of our earnings. Although there is no cash flow effect from this “marking to market,” net changes in the fair market value of the derivative are reported in our statement of operations and therefore will affect our reported earnings. If the derivative is held to maturity and no credit loss is incurred, any losses or gains previously reported would be offset by corresponding gains or losses during the term of the derivative such that they would cumulatively net to zero at maturity, absent of any credit impairments.

          Common events that may cause credit spreads on an underlying municipal or corporate security referenced in a credit derivative to fluctuate include changes in the state of national or regional economic conditions, industry cyclicality, changes to a company’s competitive position within an industry, management changes, changes in the ratings of the underlying security, movements in interest rates, default or failure to pay interest, or any other factor leading investors to revise expectations about the issuer’s ability to pay principal and interest on its debt obligations. Similarly, common events that may cause credit spreads on an underlying structured finance security referenced in a credit derivative to fluctuate may include the occurrence and severity of collateral defaults, changes in demographic trends and their impact on the levels of credit enhancement, rating changes, changes in interest rates or prepayment speeds, or any other factor leading investors to revise expectations about the risk of the collateral or the ability of the servicer to collect payments on the underlying assets sufficient to pay principal and interest. As changes in fair value can be caused by factors unrelated to the performance of RAM’s business and credit portfolio, including general market conditions and perceptions of credit risk, as well as market use of credit derivatives for hedging purposes unrelated to the specific referenced credits in addition to events that affect particular credit derivative exposure, the application of fair value accounting may cause our earnings to be more volatile than would be suggested by the actual performance of RAM’s business operations and credit portfolio.

          Through June 30, 2007, RAM has valued its credit default swap portfolio using an internally developed model. While the model estimates an appropriate fair value during normal market conditions, the internal model output would not fully reflect the effect of the present market conditions and the large changes in credit spreads currently being experienced. Management therefore determined that a more appropriate basis for our estimate of fair value is to use, from September 30, 2007 onward, the valuation information provided to us by our ceding companies as they have access to each underlying risk and their internal models are able to reflect more detailed market data for each of those underlying risks. The ceding companies use their own internal valuation models where market prices are not available. There is no single accepted model for fair valuing credit default swaps and there is generally not an active market for the type of credit default swaps insured by ceding companies and reinsured by us. Therefore, due to the limited availability of quoted market prices for these derivative contracts and the inherent uncertainties in the assumptions used in models, different valuation models may produce materially different results and be materially different from actual experience. In addition, due to the complexity of fair value accounting and the application of FAS 133, future amendments or interpretations of FAS 133 may cause us to modify our accounting methodology in a manner which may have an adverse impact on our financial results.

Competition may have an adverse effect on RAM’s business

          There are a relatively limited number of companies offering financial guaranty reinsurance. As a result, the industry is particularly vulnerable to swings in capacity based on the new entrants or other additional capacity being added to the market. Additional capacity would likely have an adverse effect on our business by furthering price competition or reducing the aggregate demand for our reinsurance capacity. In the last several years, there have been three new entrants into the financial guaranty reinsurance market, Channel Reinsurance Ltd., or Channel Re, BluePoint Re Limited, or BluePoint Re and PMI Guaranty Co., or PMI Guaranty, a subsidiary of our shareholder The PMI Group, Inc., or PMI. Many of the reinsurers that compete with RAM Re for third party business are currently rated in the double A category by S&P and Moody’s. If RAM Re’s ratings are downgraded to below AA by S&P or below Aa3 by Moody’s and the other reinsurers are not downgraded, the other reinsurers could have a competitive advantage over RAM Re in providing greater rating agency credit to the primaries for their reinsurance. In addition, due to the capital constraints on the primary insurers in the current market, RAM Re is aware that there is interest in forming new reinsurers which would potentially compete with RAM Re. Furthermore, if any primary insurers are downgraded they may choose to become reinsurers and thereby compete directly with RAM Re. To the extent that any of the existing companies or potential new market entrants engage in practices that result in decreased prices or demand for our reinsurance, our revenues and profitability could be adversely affected.

Changes in interest rates could adversely affect our financial condition and future business

          Increases in prevailing interest rate levels can adversely affect the value of RAM’s investment portfolio and, therefore, our financial condition. In the event that investments must be sold in order to make payments on insured exposures, such investments would likely be sold at discounted prices. Additionally, increasing interest rates could lead to increased credit stress on consumer asset-backed transactions in our insured portfolio (as the securitized assets supporting a portion of these exposures are floating rate consumer obligations); slower prepayment speeds and resulting "extension risk" relative to such consumer asset-backed transactions in our insured portfolio and in our investment portfolio; and decreased volume of capital markets activity and, correspondingly, decreased volume of insured transactions.

          Prevailing interest rate levels can affect demand for financial guarantee insurance. Lower interest rates are typically accompanied by narrower spreads between insured and uninsured obligations. The purchase of insurance during periods of relatively narrower interest rate spreads will generally provide lower cost savings to the issuer than during periods of relatively wider spreads. These lower cost savings could be accompanied by a corresponding decrease in demand for financial guarantee insurance.

Market risks which impact assets in our investment portfolio could adversely affect our business.

          Our investment portfolio may be adversely affected by events and developments in the capital markets, including decreased market liquidity for investment assets; market perception of increased credit risk with respect to the types of securities held in our investment portfolio and corresponding credit spread-widening with respect to our investment assets; and extension of the duration of investment assets. Our investment portfolio may be further adversely affected by these and other events and developments in capital markets including interest rate movements, as discussed above, or downgrades of credit ratings of issuers of investment assets.

          To the extent that we are required to liquidate large blocks of investment assets in order to pay claims under financial guarantee insurance policies to make payments under our reinsurance agreements and/or to collateralize our obligations under reinsurance agreements, such investment assets may be sold at discounted prices which could be less than the December 31, 2007 fair values.

Demand for financial guarantee insurance will decline if investors’ confidence in financial guarantor financial strength declines or any of the financial guarantors are downgraded below AAA

          The perceived financial strength of financial guarantee insurers affects demand for financial guarantee insurance. Recently, several major financial guarantee insurers, including several of our customers, have had their insurer financial strength ratings downgraded or placed on review for a possible downgrade and have had their outlooks changed to “negative,” which may be contributing to a recent decline in the demand for financial guarantee insurance generally. If a major financial guarantee insurer has its insurer financial strength rating downgraded, if the industry participants generally have their insurer financial strength ratings downgraded, if the reliability of one or more of the rating agency capital models is questioned or if the financial guaranty industry suffers for some other reason deterioration in investors’ confidence, demand for financial guarantee insurance, and correspondingly demand for financial guaranty reinsurance, would be reduced significantly. We generally do not have the right to terminate our treaties if a primary insurer is downgraded, although we always have the right to terminate the treaties at the end of the then current one year term.

Regulatory change could adversely affect the primaries’ ability to enter into future business

          The financial guarantee insurance industry has historically been and will continue to be subject to the direct and indirect effects of governmental regulation, including insurance laws, securities laws, tax laws and legal precedents affecting asset-backed and municipal obligations, as well as changes in those laws. Failure to comply with applicable laws and regulations could expose us and the primary insurers to fines, the loss of insurance licenses, and the inability to engage in certain business activity. In addition, future legislative, regulatory or judicial changes could adversely affect the primaries’ ability to pursue their business, thereby materially impacting our financial results. For example, the New York State insurance regulators have stated that they may seek to restrict the types of business the financial guaranty companies conduct in the future.

Revenues would be adversely impacted due to a decline in realization of installment premiums

          Due to the installment nature of a significant percentage of RAM Re’s premium income, RAM Re has an embedded future revenue stream. The amount of installment premiums actually realized by RAM Re could be reduced in the future due to factors such as early termination of insurance contracts or accelerated prepayments of underlying obligations. Such a reduction would result in lower revenues and would have an adverse effect on RAM’s future financial position.

Potential impact of general economic and geopolitical conditions may adversely affect RAM’s business prospects and insured portfolio

          Changes in general economic conditions can adversely impact RAM’s business. Recessions, increases in corporate, municipal or consumer default rates, changes in interest rates, changes in law or regulation and other general economic and geopolitical conditions could adversely impact RAM’s prospects for future business, as well as the performance of RAM Re’s insured portfolio and RAM’s investment portfolio. For example, the recent deterioration of certain sectors of the credit markets has caused a significant decline in the number of structured finance securities that have been issued in recent months. There can be no assurance that the market for structured finance securities will recover, and if the market fails to recover there would be a decrease in the demand for financial guarantee insurance for these securities, which may adversely affect RAM’s business prospects.

          General global unrest could disrupt the economy in the United States and around the world and could have a direct material adverse impact on certain industries and on general economic activity. RAM Re has exposure in certain sectors that could suffer increased delinquencies and defaults as a direct result of these types of events. RAM Re’s exposures to domestic and international airports and to domestic enhanced equipment trust certificate aircraft securitizations have experienced increased stress as a result of global events since 2001, including a downgrading of the ratings and the bankruptcy of some of the underlying issuers, and could experience further stress in the event of general global unrest in the future. Other exposures that depend on revenues from business and personal travel, such as bonds backed by hotel taxes and car rental fleet securitizations, have experienced or may experience increased levels of delinquencies and default. In addition, certain other sectors in which RAM Re has insured exposure, such as consumer loan securitizations (for example, home equity, auto loan and credit card transactions), have experienced increased delinquencies and defaults in the underlying pools of loans and could experience further defaults in the event of future global unrest. To the extent that certain corporate sectors may be vulnerable to credit deterioration and increased defaults in the event of future global unrest, CDOs backed by pools of corporate debt issuances in those stressed sectors could also be adversely impacted.

          RAM believes the primary insurers underwrite exposures to their reasonable expectation of future performance as well as at various stress levels estimating defaults and other conditions at levels higher than are reasonably expected to occur. There can be no assurance, however, that RAM will not incur material losses if the economic stress and increased defaults in certain sectors caused by change in economic conditions, default rates, global unrest, terrorism, catastrophic events, natural disasters or similar events in the future is or will be more severe than our customers currently foresee and had assumed in underwriting their exposures.

Our underwriting and risk management policies and practices in the past have not anticipated unforeseen risks and/or the magnitude of potential for loss as the result of unforeseen risks.

          As described in "Business—Risk Management" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, we have established underwriting and risk management policies and practices which seek to mitigate our exposure to credit risk in our insured portfolio. These policies and practices in the past have not insulated us from risks that were unforeseen and which had unanticipated loss severity, and such policies and practices may not do so in the future. We also rely on complex financial models, which have been internally developed by the primaries and by third parties to analyze and predict performance of the insured obligations. Flaws in these financial models and/or faulty assumptions used by these financial models could lead to increased losses and loss reserves.

We are subject to a variety of operational risks which could have a material adverse impact on our business results.

          We depend on internal processes, risk models, various systems and our employees in the conduct of our business. Any failure of such processes, models and systems and/or employee misconduct or fraud could have an adverse impact on our business results. We are also subject to external operational risks, including fraud, settlement risk and the failure of risk models or other analytical tools provided by third parties. Any such external fraud or failure could have an adverse impact on our business results.

We are subject to the risk of litigation and regulatory inquiries or investigations, and the outcome of proceedings we may become involved in could have an adverse effect on our business, operations, financial position, profitability or cash flows.

          The market price of our common shares has fallen over 90% from its high of $17.13 on June 19, 2007. As a result, we believe we are at risk of shareholder lawsuits and regulatory investigations. It is not possible to predict whether lawsuits will be filed or whether inquiries or requests for information will be made, and it is also not possible to predict the outcome of litigation, inquiries or requests for information. It is possible that there could be unfavorable outcomes in these or other proceedings. Management is unable to make a meaningful estimate of the amount or range of loss that could result from unfavorable outcomes but, under some circumstances, adverse results in legal proceedings or the cost of defending legal proceedings could be material to RAM's business, operations, financial position, profitability or cash flows.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM Holdings Ltd.
(Registrant)

Dated: February 8, 2008	By:	/s/ Victoria W. Guest
Name: Victoria W. Guest
Title: General Counsel